As filed with the Securities and Exchange Commission on June 20, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	77-0481679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda
(441) 296-6395

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marvell Technology Group Ltd.
Amended and Restated 1995 Stock Option Plan

Marvell Technology Group Ltd.
Amended 2000 Employee Stock Purchase Plan

(Full title of the plan)

Eric Janofsky
Vice President
Marvell Semiconductor, Inc.
5488 Marvell Lane

Santa Clara, California 95054
(408) 222-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Carmen Chang, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common shares, par value $0.002 per share, to be issued under the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan	30,004,771 shares	$16.475	$494,328,602.23	$19,428
Common shares, par value $0.002 per share, to be issued under the Marvell Technology Group Ltd. Amended 2000 Employee Stock Purchase Plan	8,000,000 shares	$16.475	$131,800,000.00	$5,180
Total Registration Fee	N/A	N/A	N/A	$24,608

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers shares issued pursuant to certain anti-dilution provisions as set forth in the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan and the Marvell Technology Group Ltd. Amended 2000 Employee Stock Purchase Plan, including, without limitation, shares issued as a result of any stock split, stock dividend, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Shares.

(2)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant’s Common Shares as reported on the Nasdaq Global Select Market on June 18, 2008, which amount was $16.475 per share.

(3)	Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the aggregate offering amount by 0.0000393.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 30,004,771 of its common shares, par value $0.002 per share (“Common Shares”), issuable to holders of options issued under the Registrant’s Amended and Restated 1995 Stock Option Plan and an additional 8,000,000 Common Shares issuable to employees of the Registrant and certain of its subsidiaries under the Registrant’s Amended 2000 Employee Stock Purchase Plan, and consists of only those items required by General Instruction E to Form S-8.

The contents of the Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2000 (Registration No. 333-40152), February 21, 2001 (Registration No. 333-55974), May 1, 2002 (Registration No. 333-87322), May 2, 2003 (Registration No. 333-104925), August 28, 2003 (Registration No. 333-108334), April 13, 2004 (Registration No. 333-114434), April 14, 2005 (Registration No. 333-124072), April 13, 2006 (Registration No. 333-133281) and January 11, 2008 (Registration No. 333-148621), each of which relates to the Registrant’s Amended and Restated 1995 Stock Option Plan, are incorporated herein by reference and made a part hereof.

The contents of the Registrant’s Registration Statements on Form S-8 previously filed with the Commission on June 26, 2000 (Registration No. 333-40154), February 28, 2001 (Registration No. 333-56322), May 1, 2002 (Registration No. 333-87322), May 2, 2003 (Registration No. 333-104925), April 13, 2004 (Registration No. 333-114334), April 14, 2005 (Registration No. 333-124072), April 13, 2006 (Registration No. 333-133281) and January 11, 2008 (Registration No. 333-148621), each of which relates to the Registrant’s Amended 2000 Employee Stock Purchase Plan, are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                   Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

•                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008, filed with the Commission on March 28, 2008.

•                  The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2008, filed with the Commission on June 6, 2008.

•                  The Registrant’s Current Reports on Form 8-K filed with the Commission on February 6, 2008, March 6, 2008, April 4, 2008, May 2, 2008, May 8, 2008, May 23, 2008, May 30, 2008 and June 2, 2008 (two filings made).  With respect to such Current Reports on Form 8-K, Registrant specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 2.02, Item 7.01 and/or Item 9.01.

•                  The description of the Common Shares contained in the Registrant’s Registration Statement on Form 8-A as filed with the Commission on June 22, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicates that all of the Common Shares offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.  For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                                 Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Appleby.

10.1

Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.24 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2005, as filed on September 8, 2005.

10.2

Form of Option Agreement for use with the Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 2006, as filed on April 13, 2006.

10.3

Form of Restricted Stock Option Agreement for use with the Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 2006, as filed on April 13, 2006.

10.4

Amended 2000 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q for the period ended August 2, 2003, as filed on September 15, 2003.

10.5	Amendment to the Amended 2000 Employee Stock Purchase Plan.

10.6

Form of Notice of Stock Unit Award and Form of Stock Unit Agreement, incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the year ended January 27, 2007, as filed on July 2, 2007.

10.7

Form of Subscription Agreement for use under the Amended 2000 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-8, as filed on January 11, 2008.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Appleby (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

Item 9.                                 Undertakings.

(a)                                  The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)                                 The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 20th day of June 2008.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Sehat Sutardja
Name: Dr. Sehat Sutardja
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Sehat Sutardja and George A. de Urioste and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including any post-effective amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman of the Board, President
/s/ Sehat Sutardja	and Chief Executive Officer	June 20, 2008
Dr. Sehat Sutardja	(Principal Executive Officer)

Interim Chief Financial Officer
/s/ George de Urioste	(Principal Financial and Accounting Officer)	June 19, 2008
George de Urioste

Director, Vice President, Chief Technology
/s/ Pantas Sutardja	Officer, Acting Chief Operating Officer and	June 20, 2008
Dr. Pantas Sutardja	Chief Research and Development Officer

/s/ Herbert Chang	Director	June 20, 2008
Herbert Chang

/s/ Juergen Gromer	Director	June 19, 2008
Dr. Juergen Gromer

/s/ Arturo Krueger	Director	June 19, 2008
Arturo Krueger

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Appleby.

10.1

Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.24 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2005, as filed on September 8, 2005.

10.2

Form of Option Agreement for use with the Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 2006, as filed on April 13, 2006.

10.3

Form of Restricted Stock Option Agreement for use with the Amended and Restated 1995 Stock Option Plan, incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 2006, as filed on April 13, 2006.

10.4

Amended 2000 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q for the period ended August 2, 2003, as filed on September 15, 2003.

10.5	Amendment to the Amended 2000 Employee Stock Purchase Plan.

10.6

Form of Notice of Stock Unit Award and Form of Stock Unit Agreement, incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the year ended January 27, 2007, as filed on July 2, 2007.

10.7

Form of Subscription Agreement for use under the Amended 2000 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-8, as filed on January 11, 2008.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Appleby (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).